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          STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE - EXHIBIT 11

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
                                                                                  Sixteen Weeks Ended
                                                                             February 16,       February 18,
                                                                                 1997              1996
                                                                          -----------------   -------------
Earnings per Common Share - Primary
     Average Shares outstanding                                                48,491,508        41,555,557
     Net effect of dilutive stock options-based on the treasury
         stock method using average market price                                   46,517            80,082
                                                                            -------------     -------------

         Totals                                                                48,538,025        41,635,639
                                                                            =============     =============

     Income (loss) from continuing operations                               $ (13,769,723)    $   1,628,766
     Income from discontinued operations                                                            397,816
     Gain on sale of discontinued operations, net of income taxes                                22,080,375
                                                                            -------------     -------------

         Net income (loss)                                                  $ (13,769,723)    $  24,106,957
                                                                            =============     =============

Per Share amount:

     Income (loss) from continuing operations                               $        (.28)    $         .04
     Income from discontinued operations                                                                .01
     Gain on sale of discontinued operations, net of income taxes                                       .53
                                                                            -------------     -------------

         Net income (loss)                                                  $        (.28)    $         .58
                                                                            =============     =============

Earnings per Common Share - Fully Diluted:

     Average shares outstanding                                                48,491,508        41,555,557
     Net effect of dilutive stock options-based on the treasury
         stock method using the average market price                               46,517            84,270

     Assumed conversion of convertible debentures                                     (A)         5,205,632
                                                                            -------------     -------------
         Totals                                                                48,538,025        46,845,459
                                                                            =============     =============

     Income (loss) from continuing operations                               $ (13,769,723)    $   1,628,766
     Add convertible debentures interest,
         net of income tax                                                            (A)         1,385,329
                                                                            -------------     -------------
     Total from continuing operations                                         (13,769,723)        3,014,095

     Income from discontinued operations                                                            397,816
     Gain on sale of discontinued operations, net of income taxes                                22,080,375
                                                                            -------------     -------------

         Net income (loss)                                                  $ (13,769,723)    $  25,492,286
                                                                            =============     =============

Per Share amount:

     Income (loss) from continuing operations                               $        (.28)    $         .06
     Income from discontinued operations                                                                .01
     Gain on sale of discontinued operations, net of income taxes                                       .47
                                                                            -------------     -------------

         Net income (loss)                                                  $        (.28)    $         .54
                                                                            =============     =============
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(A) For the first quarter of fiscal 1997, both primary and fully diluted earnings per share utilized average shares outstanding and common stock equivalents. No consideration was given to the convertible debentures as they had an anti-dilutive effect.